UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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(Amendment No. )

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FALCONSTOR SOFTWARE, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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FALCONSTOR SOFTWARE, INC.

[●], 2021

To Our Stockholders:

We invite you to attend our annual stockholders’ meeting on Tuesday, June 8, 2021 at our corporate offices located at 701 Brazos Street, Suite 400, Austin, TX 78701, at 10:00 a.m. (CDT).

This booklet includes a formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how our Board of Directors operates and gives personal information about our director nominees.

Only stockholders of record at the close of business on April 30, 2021 will be entitled to vote at the annual meeting. Even if you only own a few shares, we want your shares to be represented at the annual meeting. We urge you to complete, sign, date, and return your proxy card promptly in the enclosed envelope.

Sincerely yours,

/s/ Todd Brooks

Todd Brooks
President & Chief Executive Officer

PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION – DATED MAY 7, 2021

FALCONSTOR SOFTWARE, INC.
701 Brazos Street, Suite 400
Austin, Texas 78701
_________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 8, 2021

________________

To Our Stockholders:

The 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of FalconStor Software, Inc. (the “Company”), a Delaware corporation, will be held at the Company’s executive offices located at 701 Brazos Street, Suite 400, Austin, TX 78701, at 10:00 a.m. (CDT) on Tuesday, June 8, 2021, to consider and to vote on the following matters described in this notice and the accompanying proxy statement:

1)	To elect two directors to the Company’s Board of Directors (the “Board”), one to a two-year term and the other to a three-year term and, in each case, until such director’s successor is elected and qualified;
2)	To approve an amendment to the Company’s Amended and Restated Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock to extend the deadline for redemption;
3)	To approve an amendment to the FalconStor Software, Inc. 2018 Incentive Stock Plan to increase the number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), available for issuance from 1,471,997 to 1,692,797 shares;
4)	To approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers;
5)	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for fiscal 2021; and
6)	Any other matters that properly come before the Annual Meeting.

At the Annual Meeting, the Company intends to nominate Barry A. Rudolph and William D. Miller for election to the Board. Messrs. Rudolph and Miller have been directors of the Company since December 2016. For more information concerning the nominees, please see the proxy statement.

The Board has fixed the close of business on April 30, 2021 as the record date for determination of stockholders entitled to vote at the Annual Meeting or any adjournment thereof, and only record holders of Common Stock at the close of business on that day, and holders of our Series A convertible preferred stock (the “Series A Preferred Stock”), will be entitled to vote. At the record date, 5,949,463 shares of Common Stock were outstanding and the Series A Preferred Stock could vote an additional 87,815 shares. Each share of the Series A Preferred Stock is entitled to a number of votes per share equal to the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock, based on an assumed conversion price of $123.00 per share.

To assure representation at the Annual Meeting, stockholders are urged to return a proxy as promptly as possible. You may return the proxy by signing, dating and returning the enclosed proxy card in the enclosed postage-prepaid envelope, or online at www.proxyvote.com, or by telephone. If returning your proxy by online vote or telephone, please follow the instructions on the Voting Information Form. Any stockholder attending the Annual Meeting may vote in person even if he or she previously returned a proxy.

If you plan to attend the Annual Meeting in person, we would appreciate your response by indicating so when returning the proxy.

By Order of the Board of Directors,

/s/ Brad Wolfe
Dated: Austin, TX	Brad Wolfe
[●], 2021	Chief Financial Officer

PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION – DATED MAY 7, 2021

FALCONSTOR SOFTWARE, INC.
701 Brazos Street, Suite 400
Austin, Texas 78701

_________________

2021 PROXY STATEMENT

GENERAL INFORMATION

This proxy statement contains information related to the 2021 annual meeting of stockholders (the “Annual Meeting”) of FalconStor Software, Inc. (the “Company”, “we”, “our”), to be held on Tuesday, June 8, 2021 beginning at 10:00 a.m. (CDT), at the Company’s executive offices located at 701 Brazos Street, Suite 400, Austin, TX 78701, and at any postponements or adjournments thereof.

ABOUT THE MEETING

What is the Purpose of the Annual Meeting

At the Company’s Annual Meeting, stockholders will hear an update on the Company’s operations, have a chance to meet some of its directors and executives and will act on the following matters:

1)	To elect two directors to the Company’s Board of Directors (the “Board”), one to a two-year term and the other to a three-year term and, in each case, until such director’s successor is elected and qualified;
2)	To approve an amendment to the Company’s Amended and Restated Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”) to extend the deadline for redemption (the “Certificate of Designations Amendment”);
3)	To approve an amendment to the FalconStor Software, Inc. 2018 Incentive Stock Plan (the “2018 Plan”) to increase the number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), available for issuance from 1,471,997 to 1,692,797 shares (the “2018 Plan Amendment”);
4)	To approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers (the “Say on Pay Proposal”);
5)	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for fiscal 2021; and
6)	Any other matters that properly come before the Annual Meeting.

Who May Vote; Provision of Materials

Stockholders of the Company as recorded in our stock register on April 30, 2021 (the “Record Date”) may vote at the Annual Meeting. We have only one class of voting shares. The holders of our Series A Convertible Preferred Stock (the “Series A Preferred Stock”) vote along with this class. As of the Record Date, we had 5,949,463 shares of Common Stock eligible to vote and the Series A Preferred Stock could vote an additional 87,815 shares. Each share of the Series A Preferred Stock is entitled to a number of votes per share equal to the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock, based on an assumed conversion price of $123.00 per share.

How to Vote

You may vote in person at the Annual Meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. You can always change your vote at the Annual Meeting. To vote by proxy, you can mail the enclosed card, you can call the phone number on the Voting Instruction Form you received, or you can vote at www.proxyvote.com. If voting by phone or by the Internet, have your Voting Instruction Form in hand and follow the instructions.

How Proxies Work

Our Board is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the Annual Meeting in the manner you direct. You may vote for or against the proposals or abstain from voting.

Proxies submitted will be voted by the individuals named on the proxy card in the manner you indicate. If you give us your proxy but do not specify how you want your shares voted, they will be voted in accordance with the Board recommendations, i.e., (i) in favor of our director nominees, (ii) in favor of the Certificate of Designations Amendment, (iii) in favor of the 2018 Plan Amendment, (iv) in favor of the Say on Pay Proposal, and (v) in favor of the ratification of the appointment of Marcum LLP as our independent registered public accounting firm.

You may receive more than one proxy or voting card depending on how you hold your shares. If you hold shares through someone else, such as a stockbroker, you may get materials from them asking how you want to vote. The latest proxy card we receive from you will determine how we will vote your shares.

Revoking a Proxy

There are three ways to revoke your proxy. First, you may submit a new proxy with a later date up until the existing proxy is voted. Second, you may vote in person at the Annual Meeting. Last, you may notify our Chief Financial Officer in writing at 701 Brazos Street, Suite 400, Austin, TX 78701.

Quorum

In order to carry on the business of the Annual Meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the Annual Meeting, either by proxy or in person. Shares that we own are not voted and do not count for this purpose.

Votes Needed

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The director nominees receiving a plurality of the votes cast during the Annual Meeting will be elected to fill the seat of our directors. The affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting separately as a single class, as well as the affirmative vote of a majority of the outstanding shares entitled to vote at the Annual Meeting will be required to approve the Certificate of Designations Amendment. For the other proposals to be approved, we require the favorable vote of a majority of the votes cast and only votes for or against a proposal count. Votes that are withheld from voting on a proposal will be excluded entirely and will have no effect in determining the quorum or the plurality or the majority of votes cast. Abstentions count for quorum purposes only and not for voting purposes. Broker non-votes occur when a broker returns a proxy but does not have the authority to vote on a particular proposal. Brokers that do not receive instructions are not entitled to vote on the election of the director or, the proposals to approve the Certificate of Designations Amendment, to approve the 2018 Plan Amendment, or to approve our Say on Pay Proposal. Brokers are entitled to vote on the ratification of the auditors.

Attending in Person

Only stockholders, their proxy holders, and our invited guests may attend the Annual Meeting. For security purposes, all persons attending the Annual Meeting must bring identification with photo. If you wish to attend the Annual Meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership to the Annual Meeting. For example, you could bring an account statement showing that you owned shares of the Company’s Common Stock as of the Record Date as acceptable proof of ownership.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning ownership of the Company’s Common Stock outstanding at April 30, 2021, by (i) each person known by the Company to be the beneficial owner of more than five percent of its Common Stock, (ii) each director and nominee for director, (iii) each of the Named Executive Officers identified in the summary compensation table, and (iv) all directors, nominees for director and executive officers of the Company as a group.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Percentage of Class (2)
Martin Hale, Hale Capital Management, LP, Hale Capital Partners, LP, HCP-FVA, LLC (3)	3,652,335	60.8%
Nantahala Capital Management, LLC (4)	579,046	9.7%
ESW Capital, LLC (5)	1,308,068	21.9%
Michael P. Kelly (6)	12,227	*
Barry Rudolph (7)	3,672	*
William Miller (8)	3,665	*
Todd Brooks (9)	56,697	*
Brad Wolfe (10)	5,520	*
All Directors, Nominees for Director and Executive Officers as a Group (11) (6 persons)	3,734,116	62.0%

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*Less than one percent

(1)	A person is deemed to be the beneficial owner of voting securities over which the person has voting power or that can be acquired by such person within 60 days after the Record Date upon the exercise of options, warrants or convertible securities, or upon the lapse or the removal of all restrictions on shares of restricted stock. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and that are currently exercisable (i.e., that are exercisable within 60 days from the Record Date) have been exercised. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.
(2)	Based upon shares of Common Stock outstanding at the Record Date of 5,949,463.
(3)	Based on information contained in Forms 4, a report on Schedule 13D/A filed by Mr. Hale, Hale Fund Management, LLC (“Fund Management”), Hale Capital Management, LP (“Capital Management”), Hale Capital Partners, LP (“Hale Capital”), and HCP-FVA, LLC (“HCP-FVA”) on May 22, 2019 and December 31, 2018. Consists of (i) 3,597,890 shares of Common Stock held by Hale Capital and HCP-FVA, (ii) 708 shares of Common Stock held by Mr. Hale for the benefit of Hale Capital, and (iii) 558,000 shares of Series A Preferred Stock held by HCP-FVA, which equates to 54,445 shares of Common Stock on an as-converted basis (without giving effect to the 9.99% blocker contained in the Certificate of Designations), held by HCP-FVA. Each of Mr. Hale, Fund Management, Capital Management and Hale Capital disclaims beneficial ownership of such shares of Common Stock except to the extent of his or its pecuniary interest. The address of Mr. Hale, Fund Management, Capital Management, Hale Capital and HCP-FVA is 17 State Street, Suite 4000, New York, NY 10004.
(4)	Based on information contained in a report on Schedule 13G/A filed by Nantahala Capital Management, LLC (“Nantahala”), Wilmot B. Harkey and Daniel Mack on February 16, 2021. Consists of (i) 569,310 shares of Common Stock and (ii) 99,807 shares of Series A Preferred Stock that may be converted for 9,736 shares of Common Stock within 60 days of the Record Date. Messrs. Harkey and Mack are the managing members of Nantahala and disclaim beneficial ownership of such shares of Common Stock except to the extent of their pecuniary interest. The address of Messrs. Harkey and Mack and Nantahala is 19 Old Kings Highway S, Suite 200, Darien, CT 06820.
(5)	Based on information contained in a report on Schedule 13D/A filed by ESW Capital, LLC (“ESW”) and Joseph A. Liemandt on December 31, 2018. Consists of (i) 1,286,135 shares of Common Stock and (ii) 224,786 shares of Series A Preferred Stock that may be converted for 21,933 shares of Common Stock within 60 days of the Record Date. ESW and Mr. Liemandt disclaim Section 13(d) beneficial ownership with respect to 21,933 shares of Common Stock issuable upon conversion of Series A Preferred Stock as a result of the application of the 9.99% blocker contained in the Certificate of Designations. Mr. Liemandt is the sole voting member of ESW and disclaims beneficial ownership of such shares of Common Stock except to the extent of his pecuniary interest. The address of Mr. Liemandt and ESW is 401 Congress Ave., Suite 2650, Austin, TX 78701.
(6)	Based on information contained in Forms 3 and 4 filed by Mr. Kelly and certain other information. Consists of (i) 10,986 shares of Common Stock, and (ii) 1,104 shares of restricted stock units expected to vest within 60 days of the Record Date (does not include 114,446 shares of restricted stock units that are not expected to vest within 60 days of the Record Date) and (iii) 1,405 shares of Series A Preferred Stock, which equates to 137 shares of Common Stock on an as-converted basis (without giving effect to the 9.99% blocker contained in the Certificate of Designations), in each case held by Mr. Kelly.
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(7)	Based on information contained in Forms 3, 4 and 5 filed by Mr. Rudolph and certain other information. Consists of 2,568 shares of Common Stock and 1,104 shares of restricted stock units that are expected to vest within 60 days of the Record Date held by Mr. Rudolph (does not include 114,446 shares of restricted stock units that are not expected to vest within 60 days of the Record Date).
(8)	Based on information contained in Forms 3, 4 and 5 filed by Mr. Miller and certain other information. Consists of (i) 2,535 shares of Common Stock held by Mr. Miller, (ii) 1,104 shares of restricted stock units expected to vest within 60 days of the Record Date held by Mr. Miller (does not include 114,446 shares of restricted stock units that are not expected to vest within 60 days of the Record Date), and (iii) 26 shares of Common Stock held by PV Strategies LLC, a hedge fund managed by Miller Investment Management LLC, a registered investment adviser of which Mr. Miller is a principal. Mr. Miller, as a principal of Miller Investment Management LLC, may be deemed the beneficial owner of shares owned by PV Strategies LLC. Mr. Miller disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(9)	Based on information contained in Forms 3, 4 and 5 filed by Mr. Brooks and certain other information. Consists of 38,298 shares of Common Stock and 18,399 shares of restricted stock units expected to vest within 60 days of the Record Date held by Mr. Brooks (does not include 680,775 shares of restricted stock units that are not expected to vest within 60 days of the Record Date).
(10)	Based on information contained in Forms 3, 4 and 5 filed by Mr. Wolfe and certain other information. Consists of 3,680 shares of Common Stock and 1,840 shares of restricted stock units expected to vest within 60 days of the Record Date held by Mr. Wolfe (does not include 82,797 shares of restricted stock units that are not expected to vest within 60 days of the Record Date).
(11)	Consists of shares of Common Stock held by all directors and executive officers as a group and 3,597,890 shares of Common Stock held by HCP-FVA.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of Forms 3, 4, and 5, and amendments thereto furnished to the Company during the fiscal year ended December 31, 2020, the Company is not aware of any director, officer, or beneficial owner of more than 10 percent of any class of Company equities who failed to file on a timely basis any reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during the fiscal year ended December 31, 2020.

BOARD OF DIRECTORS

Independence

In accordance with the Company’s Corporate Governance Guidelines, and the NASDAQ Stock Market corporate governance listing standards (the “NASDAQ Standards”), a majority of the Company’s directors must be independent as determined by the Board. While the Company’s Common Stock is currently traded on the OTC markets, in making its independence determinations for directors, the Board looks to the NASDAQ Standards.

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Under the NASDAQ Standards, a director is independent if: the director is neither employed, nor a family member of anyone employed, as an executive officer by the Company or any parent or subsidiary; the director is not, and does not have a family member who is, a partner of the Company’s outside auditor or a former partner or employee of the outside auditor who worked on the Company’s audit during the past three years; the director has not, and does not have a family member who has, accepted more than $120,000 during the current or past three fiscal years from the Company or any of its affiliates (other than compensation paid in connection with Board or Board committee service or to a family member who is an employee of the Company (other than an executive officer of the Company)); the director is not, nor is any family member of the director, a partner in, or a controlling stockholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services that exceed five percent of the recipient’s consolidated gross revenues or $200,000, whichever is more; and the director is not, and does not have any family member who is, an executive officer of another company where any of the Company’s executive officers serve on the other company’s compensation committee.

The Board currently consists of five directors, all of whom are independent except for Mr. Brooks.

Board Leadership Structure

Our governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company.

The Company’s policy is to have the positions of Chairman of the Board and Chief Executive Officer split. Todd Brooks serves as Chief Executive Officer and Michael Kelly serves as Chairman of the Board.

Several factors ensure that we have a strong and independent Board. The Audit Committee of our Board is composed entirely of independent directors. In addition, the Nominating and Corporate Governance Committee and our Board have assembled a Board comprised of talented and dedicated directors with a wide range of expertise and skills. The Board regularly meets in executive session without management present.

Attendance at Annual Meetings

The Company’s policy is that, except for unusual circumstances, all Board members should attend the Company’s annual meetings of stockholders. The Company did not have an annual meeting of stockholders in 2020. All Board members serving on the Board at the time of the 2019 Annual Meeting of Stockholders attended the Company’s 2019 Annual Meeting of Stockholders.

Diversity

The Nominating and Corporate Governance Committee’s evaluation of director nominees takes into account their ability to contribute to the diversity of, background, experience and point of views represented on the Board, and the committee will review its effectiveness in balancing these considerations when assessing the composition of the Board.

Role in Risk Management

The Board oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board’s oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis. The Board has implemented a risk governance framework to:

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1.	understand critical risks in the Company’s business and strategy;
2.	allocate responsibilities for risk oversight among the full Board and its committees;
3.	evaluate the Company’s risk management processes and see they are functioning adequately;
4.	facilitate open communication between management and directors; and
5.	foster an appropriate culture of integrity and risk awareness.

While the Board oversees risk management, Company management is charged with managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board. These include a Code of Business Conduct, regular training of salespeople on risks and appropriate conduct, and a comprehensive internal and external audit process. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board, Board committees and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management. The Board implements its risk oversight function both as a whole and through committees. Much of the work is delegated to various committees, which meet regularly and report back to the full Board. All committees play significant roles in carrying out the risk oversight function. In particular:

•	The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters, currency fluctuation and hedging, and investments. The Audit Committee oversees the internal audit function and the Company’s ethics programs, including the Code of Business Conduct. The Audit Committee members meet separately with the independent auditing firm.
•	The Compensation Committee evaluates the risks and rewards associated with the Company’s compensation philosophy and programs. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

Meetings

The Board met on 22 occasions during the fiscal year ended December 31, 2020. All directors attended at least 75% of the meetings of the Board during the times they were directors.

Committees

The Board currently has three standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. Each of these committees has a charter. These charters are available on the Company’s website at:

www.falconstor.com/page/545/board-committees.

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Audit Committee

The Audit Committee consists of Messrs. Kelly (Chair), Rudolph and Miller. The Audit Committee is appointed by the Board to assist the Board in monitoring (i) the integrity of the financial statements of the Company, (ii) the qualifications and independence of the independent registered public accounting firm engaged to audit the Company’s consolidated financial statements, (iii) the performance of the Company’s internal audit function and independent auditors, (iv) the integrity of management and information systems and internal controls, and (v) the compliance by the Company with legal and regulatory requirements.

Each member of the Audit Committee is required to be “independent” as defined in the NASDAQ Standards and in Section 301 of the Sarbanes-Oxley Act of 2002 (the “Act”) and Rule 10A-3 of the Exchange Act. The Board has determined that each member of the Audit Committee is “independent” under these standards. In addition, the Board has determined that, as required by the NASDAQ Standards, each member of the Audit Committee was able to read and to understand financial statements at the time of his appointment to the Audit Committee.

The Board has further determined that Mr. Kelly meets the definition of “audit committee financial expert,” and therefore meets comparable NASDAQ Standard requirements, because he has an understanding of financial statements and GAAP; has the ability to assess GAAP in connection with the accounting for estimates, accruals, and reserves; has experience in analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements; has an understanding of internal controls and procedures for financial reporting; and has an understanding of audit committee functions. Mr. Kelly acquired these attributes through education and experience consistent with the requirements of the Act.

The Audit Committee met four times during the fiscal year ended December 31, 2020. All members of the Audit Committee attended at least 75% of the meetings of the committee during the fiscal year ended December 31, 2020.

The Board has adopted, and annually reviews, an Audit Committee Charter and Guidelines for Pre-Approval of Independent Auditor Services. As indicated above, a copy of the Company’s Audit Committee Charter is available on the Company’s website at:

www.falconstor.com/page/545/board-committees.

Compensation Committee

The Compensation Committee currently consists of Messrs. Hale (Chair), Kelly and Rudolph. The Compensation Committee is appointed by the Board (i) to discharge the responsibilities of the Board relating to compensation of the Company’s executives, and (ii) to administer, and to approve awards under, the Company’s equity-based compensation plans for employees.

At the end of each fiscal year, the Compensation Committee meets to review the performance of executive officers and employee Board members under those programs and award bonuses thereunder. At that time, the Compensation Committee may also adjust base salary levels for executive officers and employee Board members. The Compensation Committee also meets when necessary to administer our stock incentive plan.

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The Compensation Committee has determined and reviewed the value and forms of compensation for our Named Executive Officers and other officers based on the committee members’ knowledge and experience, competitive proxy and market compensation information and management recommendations. The Compensation Committee does not delegate its authority to review, determine and recommend, as applicable, the forms and values of the various elements of compensation for executive officers and directors. The Compensation Committee does delegate to Company management the implementation and record-keeping functions related to the various elements of compensation it has approved.

The Compensation Committee met four times during the fiscal year ended December 31, 2020. All members of the Compensation Committee attended at least 75% of the meetings of the committee during the fiscal year ended December 31, 2020.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Messrs. Hale (Chair), Kelly, Rudolph and Miller. The Nominating and Corporate Governance Committee is appointed by the Board (i) to identify individuals qualified to become Board members, (ii) to recommend to the Board director candidates for each annual meeting of stockholders or as necessary to fill vacancies and newly created directorships and (iii) to perform a leadership role in shaping the Company’s corporate governance policies, including developing and recommending to the Board a set of corporate governance principles.

The Nominating and Corporate Governance Committee met one time during the fiscal year ended December 31, 2020. All members of the Nominating and Corporate Governance Committee attended this meeting.

Nominating Procedures and Director Qualifications

The Nominating and Corporate Governance Committee has adopted the following policies regarding nominations and director qualifications:

I.	Consideration of Nominees Recommended by Stockholders

The committee recognizes that qualified candidates for nomination for director can come from many different sources, including from the Company’s stockholders. The committee will therefore consider any nominee who meets the minimum qualifications set forth below.

To propose a nominee, a stockholder must provide the following information:

1.	The stockholder’s name and, if different, the name of the holder of record of the shares.
2.	The stockholder’s address and telephone number.
3.	The name of the proposed nominee.
4.	The address and phone number of the proposed nominee.
5.	A listing of the proposed nominee’s qualifications.
6.	A statement by the stockholder revealing whether the proposed nominee has assented to the submission of her/his name by the stockholder.
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7.	A statement from the stockholder describing any business or other relationship with the nominee.
8.	A statement from the stockholder stating why the stockholder believes the nominee would be a valuable addition to the Company’s Board.

The stockholder should submit the required information to:

Nominating and Corporate Governance Committee
c/o Chief Financial Officer
FalconStor Software, Inc.
701 Brazos Street
Suite 400
Austin, TX 78701

With a copy to:

Director Human Resources
FalconStor Software, Inc.
701 Brazos Street
Suite 400
Austin, TX 78701

If any information is missing, the proposed nominee will not be considered.

II.	Qualifications for Candidates

The committee believes that the Company and its stockholders are best served by having directors from diverse backgrounds who can bring different skills to the Company. It is therefore not possible to create a rigid list of qualifications for director candidates. However, absent unique circumstances, the committee expects that each candidate should have the following minimum qualifications:

•	Substantial experience with technology companies. This experience may be the result of employment with a technology company or may be gained through other means, such as financial analysis of technology companies;
•	The highest level of personal and professional ethics, integrity and values;
•	An inquiring and independent mind;
•	Practical wisdom and mature judgment;
•	Expertise that is useful to the Company and complementary to the background and experience of other Board members, so that an optimal balance of Board members can be achieved and maintained;
•	Willingness to devote the required time to carrying out the duties and responsibilities of Board membership;
•	Commitment to serve on the Board for several years to develop knowledge about the Company’s business;

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•	Willingness to represent the best interests of all stockholders and to objectively appraise management performance; and
•	Involvement only in activities or interests that do not conflict with the director’s responsibilities to the Company and its stockholders.

At any time, the committee may be looking for director candidates with certain qualifications or skills to replace departing directors or to complement the skills of existing directors and to add to the value of the Board.

III.	Identification and Evaluation of Candidates

Candidates for director may come from many different sources including, among others, recommendations from current directors, recommendations from management, third-party search organizations, and stockholders.

In each instance, the committee will perform a thorough examination of the candidate. An initial screening will be performed to ensure that the candidate meets the minimum qualifications set forth above and has skills that would enhance the Board. Following the initial screening, if the candidate is still viewed as a potential nominee, the committee will perform additional evaluations including, among other things, some or all of the following: detailed resume review; personal interviews; interviews with employer(s); and interviews with peer(s).

All candidates will be reviewed to determine whether they meet the independence standards of the NASDAQ Standards. Failure to meet the independence standards may be a disqualifying factor based on the Board’s composition at the time. Even if failure to meet the independence standards is not by itself disqualifying, it will be taken into account by the committee in determining whether the candidate would make a valuable contribution to the Board.

Contacting the Board of Directors

Stockholders and others may contact the Company’s Board by sending a letter to:

Board of Directors
FalconStor Software, Inc.
701 Brazos Street
Suite 400
Austin, TX 78701

or by clicking on the “Contact Us” link on the Company’s Corporate Governance home page at:

www.falconstor.com/page/540/board-of-directors.

Communications directed to the Board are screened by the Company’s Finance and/or Investor Relations departments. Routine requests for Company information are handled by the appropriate Company department. Other communications are reviewed to determine if forwarding to the Board is necessary or appropriate. The Board receives a quarterly summary of all communications that are not forwarded to the Board’s attention. All communications are kept on file for one year for any director who wishes to view them.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s bylaws authorize the Board to fix the number of directors and provide that the directors shall be divided into three classes, with the classes of directors serving for staggered, three-year terms.

Pursuant to the Certificate of Designations so long as at least 85% of the originally issued Series A Preferred Stock remains outstanding, the holders of a majority of the then outstanding shares of Series A Preferred Stock (the “Majority Holders”) have the right, voting separately as a class, to elect two directors. The Majority Holders have, as of the date of this proxy statement, elected two directors, Martin M. Hale, Jr. and Michael Kelly. Messrs. Rudolph and Miller were elected by the Board to fill vacancies created by the resignation of other directors. Mr. Brooks was appointed to the Board in February 2019. The Company currently has five directors.

Nominees

Barry A. Rudolph and William D. Miller were nominated by the Company’s Nominating and Corporate Governance Committee as the Board’s nominees for directors. Messrs. Rudolph and Miller currently serve as directors of the Company. It is proposed that (i) Mr. Rudolph be elected to serve until the annual meeting of stockholders to be held in 2023 and until his successor is elected and shall have qualified, and (ii) Mr. Miller be elected to serve until the annual meeting of stockholders to be held in 2024 and until his successor is elected and shall have qualified.

Unless authority is specifically withheld, proxies will be voted for the election of (i) Mr. Rudolph to serve as director of the Company for a term which will expire at the Company’s 2023 annual meeting of stockholders and until his successor is elected and qualified, and (ii) Mr. Miller to serve as director of the Company for a term which will expire at the Company’s 2024 annual meeting of stockholders and until his successor is elected and qualified. If Messrs. Rudolph or Miller should for any reason become unavailable for election, the persons named in the accompanying form of proxy may vote for the election of such substitute nominees as the Board may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter.

Name	Position	Age	Director Since
Barry A. Rudolph	Director Nominee	67	2016
William D. Miller	Director Nominee	60	2016

Barry A. Rudolph has served as Chief Executive Officer of VelociData, Inc., a firm that specializes in high performance data transformation and process offload in large corporations, since July 2014, and as a director since December 2012. Mr. Rudolph has also served as a director of Spectra Logic Corporation, a computer data storage company, since December 2015. Previously, Mr. Rudolph served as a director of Dot Hill Systems Corp., a provider of high performance storage arrays, from February 2012 until its sale to Seagate Technology in October 2015. Mr. Rudolph began his career in January 1978 and held numerous senior level positions with IBM until his retirement in November 2010 in a variety of functional areas, including operations, engineering, product development, test and assurance, program management, field support and direct manufacturing. Most recently he was Vice President, System Networking, for IBM with responsibility for delivering overall networking product strategy, portfolio management and profit and loss management over each of the products in the group. Prior to this position, Mr. Rudolph was Vice President, Storage Strategy, responsible for the development and integration of the storage strategy for IBM including market segmentation and opportunity identification. Prior to that, Mr. Rudolph was Vice President, Stack Integration, responsible for the definition and execution of horizontal solutions and solution selling. Prior positions Mr. Rudolph held at IBM include Vice President and Business Executive, Disk Storage and Software Systems, where he was responsible for all aspects of disk storage and related software business within IBM. He also held an identical role with responsibility for IBM’s tape storage business. Mr. Rudolph holds a B.S. in Engineering and a Master of Science in Electrical Engineering from San Diego State University and an MBA from Santa Clara University. Mr. Rudolph has been a director of the Company since December 2016 and is currently serving for a term which will expire at the Annual Meeting and until a successor is elected and qualified.

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The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Rudolph should serve as a director: his professional background and experience; his current and previously held senior-executive level positions; his service on other public and private company boards; and his extensive experience in technology, software, storage and related industries.

William D. Miller has served as Chairman and Chief Executive Officer of Axellio Inc., an edge computing systems company, since November 2018 and has been General Partner of FirstMile Ventures (previously Miller Investment Management), a venture capital fund manager making investments in early stage companies, since 2010. He previously served as Chief Executive Officer of X-IO Technologies, Inc., an enterprise storage company, from February 2015 to October 2018. Mr. Miller is a director of the following private entities: Axellio Inc., Violin Sytems LLC, Chromatic Technologies, Inc., New Planet Technologies, Inc., Wanamaker Corp., BurstIQ Inc., and Altia Inc. Mr. Miller was a cofounder and Chief Technology Officer of StorageNetworks. Mr. Miller holds a B.S. in Chemistry from the University of Illinois. Mr. Miller has been a director of the Company since December 2016 and his term expires at the Annual Meeting and until a successor is elected and qualified.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Miller should serve as a director: his professional background and experience; his current and previously held senior-executive level positions; his service on other public and private company boards; and his extensive experience in technology, software, storage and related industries.

Continuing Directors

The name of the director, whose term expires at the 2022 Annual Meetings of Stockholders of the Company, who is currently serving his term, as well as the directors elected by the holders of the Series A Preferred Stock, are set forth below:

Name	Position	Age	Director Since
Martin M. Hale, Jr.	Director	49	2013
Michael P. Kelly	Director	73	2014
Todd Brooks	President, Chief Executive Officer and Director	56	2019

Martin M. Hale, Jr. has served as the founder and Chief Executive Officer of Hale Capital Partners, LP, an investment firm that applies a private equity skill set and focus to investing in small and micro-cap public companies, since 2007. Mr. Hale has 24 years of experience in venture capital and private equity as a board member and an investor helping public and private companies grow. Mr. Hale currently serves as a director of Culmen International, Dynasil Corporation, Galois, QL2 Software and Patch Media. Mr. Hale has also served as a director of publicly-traded technology companies including Lantronix Inc., Adept Technology, Inc. (acquired by Omron Global), Analex Corporation (acquired by QinetiQ North America), Paradigm Holdings (acquired by CACI International, Inc.), Telanetix, Inc. (acquired by Intermedia) and Top Image Systems (acquired by Kofax). Before joining Hale Capital Partners, Mr. Hale was a Managing Director and member of the founding team of Pequot Ventures, an associate at Geocapital Partners, and an analyst with Broadview International. Mr. Hale received a B.A. from Yale University. Mr. Hale has been a director of the Company since September 2013.

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Mr. Hale was elected as a director by the Majority Holders of the outstanding Series A Preferred Stock. Mr. Hale’s Board qualifications include extensive experience helping small public companies grow to become larger and more successful. Such experience is helpful in expanding the Company’s leadership and strategic growth initiatives.

Michael P. Kelly has served as a director at Adept Technology, Inc. from April 1997 to October 22, 2015 and also served as Chairman of the Board of Adept from November 2008 to October 22, 2015. Mr. Kelly has also served as Chief Executive Officer of merchant bank, Kinsale Associates, Inc., since October 2005. From July 2005 to October 2005, he was the Chief Executive Officer of Cape Semiconductor Inc., a fabless semiconductor company. From 1994 to 2005, Mr. Kelly held the positions of Vice-Chairman and Senior Managing Director of Broadview International, LLC, an international merger and acquisitions advisory firm and a division of Jefferies Inc. Additionally, he has served as a director of Epicor Software Corporation (EPIC), a provider of enterprise business software solutions, since September 2005. Mr. Kelly received a B.A. in Accounting from Western Illinois University, a M.B.A. from St. Louis University, and is also a Certified Public Accountant. Mr. Kelly has been a director of the Company since October 2014 and our Chairman of the Board since March 2018.

Mr. Kelly was selected as a director by the Majority Holders of the outstanding Series A Preferred Stock. Mr. Kelly’s qualifications to serve on the Board include his experience as an investment banker specializing in technology industries, which provides the Board and the Company with unique and relevant expertise in areas including capital markets, mergers and acquisitions and financing.

Todd Brooks is the Company’s President and Chief Executive Officer. Prior to joining the Company, Mr. Brooks was the Chief Operating Officer at Aurea Software, and Chief Executive Officer of Update Software, a publicly traded company in Europe.  Previously, Mr. Brooks was the Chief Operating Officer at Trilogy where he was responsible for the strategic and operational leadership of the firm’s Automotive, Financial Services and Telecom, and Technology & Media business units.  Earlier in his career, Mr. Brooks co-founded and managed two technology consulting firms, including eFuel, an early innovator and leader in logistics optimization software for the automotive industry. In addition, Mr. Brooks held leadership roles at FedEx. Mr. Brooks earned a Bachelor’s of Science degree in Aerospace and Ocean Engineering from Virginia Tech, and currently serves on the Advisory Board at Virginia Tech’s Apex Center for Innovation and Entrepreneurship. Mr. Brooks is currently serving for a term which will expire at the Company’s 2022 annual meeting of stockholders and until a successor is elected and qualified.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Brooks should serve as a director: his leadership role at the Company; his performance at the Company; and his past success in the technology field.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES.

Directors who are also employees receive no compensation for serving on the Company’s Board. Non-employee directors are reimbursed for all travel and other expenses incurred in connection with attending Board and Committee meetings.

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Messrs. Hale, Kelly, Miller and Rudolph received $40,500, $22,375, $10,000, and $15,500 in directors’ fees, respectively, in 2021 in connection with their service as a director in 2020. The cash compensation includes a retainer for all directors plus additional amounts based on service on Board committees, and additional amounts payable to Mr. Kelly for serving as Chairman of the Board and Chairman of the Audit Committee. Based on this compensation plan and assuming continued service as a director in 2021 (including the fees from serving on a committee), Messrs. Hale, Kelly, Miller and Rudolph are entitled to quarterly fees of $12,125 (or $48,500 annually), $17,475 (or $69,900 annually), $10,975 (or $43,900 annually) and $12,100 (or $48,400 annually), respectively. Messrs. Miller and Rudolph received grants of 73,600 shares of restricted stock each on September 30, 2020 and Mr. Kelly received a grant of 44,158 shares of restricted stock on January 16, 2020 and 73,600 shares of restricted stock on September 30, 2020. The restricted shares that were granted on September 30, 2020 vest as follows: 2.5% of the shares shall vest on September 30, 2021; 2.5% of the shares shall vest on September 30, 2022; 2.5% of the shares shall vest on September 30, 2023; 2.5% of the shares shall vest on September 30, 2024; 45% of the shares shall vest upon preferred investors receiving cash proceeds in return on their invested capital in the Company; and 45% of the shares shall vest upon a change of control of the Company. The restricted shares that were granted on January 16, 2020 vest as follows: 2.5% of the shares vested immediately upon grant; 2.5% of the shares vested on May 31, 2020; 2.5% of the shares shall vest on May 31, 2021; 2.5% of the shares shall vest on May 31, 2022; 45% of the shares shall vest upon preferred investors receiving cash proceeds in return on their invested capital in the Company; and 45% of the shares shall vest upon a change of control of the Company.

MANAGEMENT

Executive Officers of the Company

The following table contains the names, positions and ages of the executive officers of the Company who are not directors.

Name	Position	Age
Brad Wolfe	Executive Vice President, Chief Financial Officer and Treasurer	61

Brad Wolfe is the Company’s Executive Vice President, Chief Financial Officer and Treasurer. Prior to joining the Company, Mr. Wolfe served as Chief Financial Officer for Asure Software (NASDAQ: ASUR) from October 2014 to July 2017. Prior to joining Asure Software, Mr. Wolfe spent most of the last 14 years with DCI Group and their related entities and investments, a private equity and investment organization, where he served in consulting, office and executive finance and operational roles for the firm’s subsidiary and portfolio companies to promote their growth and profitability. Before that, he was Chief Financial Officer and Executive Vice President at AON Corporation, a Fortune 200 company. He holds an MBA degree from Northwestern University’s Kellogg School of Business, a J.D. degree from the Kent Law School executive program, and a B.B.A. degree in accounting and information systems from Southern Methodist University.

Code of Ethics

The Company adopted a Code of Ethics that applies to the Company’s principal executive, financial and accounting officers. The Code of Ethics is available at:

http://www.falconstor.com/page/543/Code-of-ethics.

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EXECUTIVE COMPENSATION

This section discusses the compensation for our Chief Executive Officer and our Chief Financial Officer (each a “Named Executive Officer” or “NEO”). We had no other Named Executive Officers during the fiscal year ended December 31, 2020.

Employment Agreements

We have employment offer letters with our Chief Executive Officer and our Chief Financial Officer.

The current employment offer letters with Messrs. Brooks and Wolfe are used by the Company to establish key elements of the agreement between the Company and each such Named Executive Officer, including the proposed minimum period of employment and the fundamental elements of compensation. The offer letters also facilitate the creation of covenants, such as those regarding competition during and after the employment period or limitations on the reasons for which each such Named Executive Officer may be terminated, that would not otherwise be part of the employment relationship.

Summary Compensation Table

The following table sets forth certain compensation paid or accrued during the Company’s past two fiscal years for the Company’s (i) President and Chief Executive Officer, and (ii) Executive Vice President, Chief Financial Officer and Treasurer. “All Other Compensation” below consists of certain tax benefits paid by the Company on behalf of the NEOs. All of the share and per share information presented in this proxy statement have been adjusted to reflect, unless otherwise indicated, the Company’s 1-for-100 reverse Common Stock split, effected on August 8, 2019, on a retroactive basis for all periods and as of all dates presented.

Name	Year	Salary	Bonus	Stock Awards		All Other Compensation	Total
Todd Brooks	2020	$312,500	$85,000	$—		$—	$397,500
President and Chief Executive Officer	2019	$350,000	$27,905	$367,986	(1)	$—	$745,891
Brad Wolfe	2020	$233,750	$27,500	$7,360	(2)	$—	$268,610
Executive Vice President, Chief Financial Officer and Treasurer	2019	$240,000	$14,412	$36,799	(3)	$—	$291,211

(1)	On May 31, 2019, the Company granted 735,973 shares of restricted stock to Mr. Brooks. The restricted stock vests as follows: 2.5% of the shares vested immediately upon grant on May 31, 2019, the grant date; 2.5% of the shares vested on the first anniversary of the grant date; 2.5% of the shares shall vest on the second anniversary of the grant date; 2.5% of the shares shall vest on the third anniversary of the grant date; 45% of the shares shall vest upon preferred investors receiving cash proceeds in return on their invested capital in the Company; and 45% of the shares shall vest upon a change of control of the Company. The dollar amounts in the table represent the total grant date fair value of the 735,973 shares granted in 2019 in accordance with the authoritative guidance issued by the Financial Accounting Standards Board (the “FASB”) on stock compensation.
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(2)	On September 30, 2020, the Company granted 14,720 shares of restricted stock to Mr. Wolfe. The restricted stock vests as follows: 2.5% of the shares shall vest on the first anniversary of the grant date; 2.5% of the shares shall vest on the second anniversary of the grant date; 2.5% of the shares shall vest on the third anniversary of the grant date; 2.5% of the shares shall vest on the fourth anniversary of the grant date; 45% of the shares shall vest upon preferred investors receiving cash proceeds in return on their invested capital in the Company; and 45% of the shares shall vest upon a change of control of the Company. The dollar amounts in the table represent the total grant date fair value of the 14,720 shares granted in 2020 in accordance with the authoritative guidance issued by the FASB on stock compensation.
(3)	On May 31, 2019, the Company granted 73,597 shares of restricted stock to Mr. Wolfe. The restricted stock vests as follows: 2.5% of the shares vested immediately upon grant on May 31, 2019, the grant date; 2.5% of the shares vested on the first anniversary of the grant date; 2.5% of the shares shall vest on the second anniversary of the grant date; 2.5% of the shares shall vest on the third anniversary of the grant date; 45% of the shares shall vest upon preferred investors receiving cash proceeds in return on their invested capital in the Company; and 45% of the shares shall vest upon a change of control of the Company. The dollar amounts in the table represent the total grant date fair value of the 73,597 shares granted in 2019 in accordance with the authoritative guidance issued by the FASB on stock compensation.

Narrative Discussion to Summary Compensation Table

Todd Brooks

In connection with Mr. Brooks’ appointment as President and Chief Executive Officer, the Board approved an offer letter to Mr. Brooks (the “Brooks Offer Letter”), which was executed on August 14, 2017. The Brooks Offer Letter provides that Mr. Brooks is entitled to receive an annualized base salary of $350,000, payable in regular installments in accordance with the Company’s general payroll practices. Mr. Brooks will also be eligible for a cash bonus of $17,500 for any quarter that is free cash flow positive on an operating basis and additional incentive compensation of an annual bonus of up to $200,000, subject to attainment of performance objectives to be mutually agreed upon and established.

Mr. Brooks’ employment can be terminated at will. If Mr. Brooks’ employment is terminated by the Company other than for cause, he is entitled to receive severance equal to twelve months of his base salary if (i) he has been employed by the Company for at least twelve months at the time of termination or (ii) a change of control has occurred within six months of Mr. Brooks’ employment. Except as set forth in the preceding sentence, Mr. Brooks is entitled to receive severance equal to six months of his base salary if he has been employed by the Company for less than six months and his employment was terminated by the Company without cause. Mr. Brooks is also entitled to vacation and other employee benefits in accordance with the Company’s policies as well as reimbursement for an apartment.

Brad Wolfe

In connection with Mr. Wolfe’s appointment as Executive Vice President, Chief Financial Officer and Treasurer, the Board approved an offer letter to Mr. Wolfe (the “Wolfe Offer Letter”), which was executed on April 4, 2018. The Wolfe Offer Letter provides that Mr. Wolfe is entitled to receive an annualized base salary of $240,000, payable in regular installments in accordance with the Company’s general payroll practices. Mr. Wolfe will also be eligible for a cash bonus of $10,000 for any quarter for which the Company has net working capital cash in excess of $27,500, and additional incentive compensation of an annual bonus of up to $70,000, subject to attainment of performance objectives to be mutually agreed upon and established.

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Mr. Wolfe’s employment can be terminated at will. If Mr. Wolfe’s employment is terminated by the Company other than for cause, he is entitled to receive severance equal to (i) six months of his base salary if he has been employed by the Company for at least twelve months at the time of termination or (ii) three months of his base salary if he has been employed by the Company for less than twelve months at the time of termination. Mr. Wolfe is also entitled to vacation and other employee benefits in accordance with the Company’s policies.

Outstanding Equity Awards at Fiscal Year End 2020

The following table sets forth equity awards for each NEO outstanding as of December 31, 2020:

Name	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Market value of shares or units of stock that have not vested ($)
Todd Brooks President and Chief Executive Officer (Principal Executive Officer)	699,174	(1)	344,143
Brad Wolfe Executive Vice President, Chief Financial Officer and Treasurer	14,720	(2)	7,314
	69,917	(3)	34,414

(1)	Mr. Brooks was awarded 735,973 shares of restricted stock on May 31, 2019. The restricted stock vests as follows: 2.5% of the shares vested immediately upon grant on May 31, 2019, the grant date; 2.5% of the shares vested on the first anniversary of the grant date; 2.5% of the shares shall vest on the second anniversary of the grant date; 2.5% of the shares shall vest on the third anniversary of the grant date; 45% of the shares shall vest upon preferred investors receiving cash proceeds in return on their invested capital in the Company; and 45% of the shares shall vest upon a change of control of the Company.
(2)	Mr. Wolfe was awarded 14,720 shares of restricted stock on September 30, 2020. The restricted stock vests as follows: 2.5% of the shares shall vest on the first anniversary of the grant date; 2.5% of the shares shall vest on the second anniversary of the grant date; 2.5% of the shares shall vest on the third anniversary of the grant date; 2.5% of the shares shall vest on the fourth anniversary of the grant date; 45% of the shares shall vest upon preferred investors receiving cash proceeds in return on their invested capital in the Company; and 45% of the shares shall vest upon a change of control of the Company.
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(3)	Mr. Wolfe was awarded 73,597 shares of restricted stock on May 31, 2019. The restricted stock vests as follows: 2.5% of the shares vested immediately upon grant on May 31, 2019, the grant date; 2.5% of the shares vested on the first anniversary of the grant date; 2.5% of the shares shall vest on the second anniversary of the grant date; 2.5% of the shares shall vest on the third anniversary of the grant date; 45% of the shares shall vest upon preferred investors receiving cash proceeds in return on their invested capital in the Company; and 45% of the shares shall vest upon a change of control of the Company.

Payments Upon Severance or Change in Control

Vesting of Restricted Stock

Each of our Named Executive Officers has received awards of restricted stock, as further described elsewhere in this proxy statement. Upon a change of control of the Company, 45% of the restricted shares granted pursuant to each such award shall vest.

Report on Repricing of Options.

None of the stock options granted under any of the Company’s plans were repriced in the fiscal year ended December 31, 2020.

Equity Compensation Plan Information

The Company currently does not have any equity compensation plans not approved by security holders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)(a)	Weighted-average exercise price of outstanding options, warrants and rights (1)(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (1)(c)
Equity compensation plans approved by security holders	1,395,993	$0.80	1,421,240

(1)       As of December 31, 2020 we had 1,421,240 shares of our Common Stock reserved for issuance under our stock plans with respect to options and warrants (or restricted stock or restricted stock units) that have not been granted.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Board has recognized that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). The Board therefore adopted a policy to be followed in connection with all related party transactions involving the Company.

A.       Identification of Related Transactions

Under the policy, any “Related Party Transaction” shall be consummated or shall continue only if:

1.	the Audit Committee approves or ratifies such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; or
2.	the transaction is approved by the disinterested members of the Board; or
3.	the transaction involves compensation approved by the Company’s Compensation Committee.

For purposes of the policy, a “Related Party” is:

1.	a senior officer (which includes at a minimum each executive officer) or director of the Company; or
2.	a shareholder owning in excess of five percent of the Company (or its controlled affiliates); or
3.	a person who is an immediate family member of a senior officer or director; or
4.	an entity which is owned or controlled by someone listed in 1, 2 or 3 above, or an entity in which someone listed in 1, 2 or 3 above has a substantial ownership interest or control of such entity.

For purposes of the policy, a “Related Party Transaction” is a transaction between the Company and any Related Party (including any transactions requiring disclosure under Item 404 of Regulation S-K under the Exchange Act), other than:

1.	transactions available to all employees generally; and
2.	transactions involving less than $5,000 when aggregated with all similar transactions.

B.       Audit Committee Approval

The Board determined that the Audit Committee of the Board is best suited to review and approve Related Party Transactions. Accordingly, at each calendar year’s first regularly scheduled Audit Committee meeting, management recommends Related Party Transactions to be entered into by the Company for that calendar year, including the proposed aggregate value of such transactions if applicable. After review, the Audit Committee approves or disapproves such transactions and at each subsequently scheduled meeting, management updates the Audit Committee as to any material change to those proposed transactions.

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In the event management recommends any further Related Party Transactions subsequent to the first calendar year meeting, such transactions may be presented to the Audit Committee for approval or preliminarily entered into by management subject to ratification by the Audit Committee; provided that if ratification is not forthcoming, management shall make all reasonable efforts to cancel or annul such transaction.

C.       Corporate Opportunity

The Board recognizes that situations may exist where a significant opportunity may be presented to management or a member of the Board that may equally be available to the Company, either directly or via referral. Before such opportunity may be consummated by a Related Party (other than an otherwise unaffiliated 5% stockholder), such opportunity shall be presented to the Board of the Company for consideration.

D.       Disclosure

All Related Party Transactions are to be disclosed in the Company’s applicable filings as required by the Securities Act of 1933 and the Exchange Act and related rules. Furthermore, all Related Party Transactions shall be disclosed to the Audit Committee of the Board and any material Related Party Transaction shall be disclosed to the full Board.

E.       Other Agreements

Management assures that all Related Party Transactions are approved in accordance with any requirements of the Company’s financing agreements.

Related Party Transactions Reviewed During 2019 and 2020

Martin M. Hale, Jr., a member of the Company’s Board of Directors, is a general partner of HCP-FVA, the holder in excess of 50% of the Company’s Series A Preferred Stock. The Series A Preferred Stock was purchased by Hale Capital, of which Mr. Hale is a general partner, pursuant to a September 16, 2013 stock purchase agreement with the Company at a time when Mr. Hale was not a director of the Company. Hale Capital subsequently assigned all of its rights in the Series A Preferred Stock to HCP-FVA. Under the terms of the Certificate of Designations, the holders of the Series A Preferred Stock are entitled, as a group, to nominate and to elect up to two directors so long as at least 85% of the Company’s Series A Preferred Stock is outstanding. HCP-FVA, the sole holder of the Series A Preferred Stock at the time, nominated and elected Mr. Hale in September 2013 and Michael P. Kelly on October 29, 2014, to the Company’s Board of Directors.

On November 17, 2017, HCP-FVA provided a commitment letter to the Company agreeing to finance up to $3 million to the Company (the “Commitment”) on the terms, and subject to the conditions, set forth in the Commitment. As part of that Commitment, on November 17, 2017, the Company entered into a Loan and Security Agreement with HCP-FVA and certain other loan parties named therein, pursuant to which the Lender made a short term loan to the Company in the principal amount of $500,000 payable on May 17, 2018. In connection with the short term loan, the Company issued HCP-FVA Backstop Warrants to purchase 138,591 shares of Common Stock.

On February 23, 2018, we closed on the Commitment whereby HCP-FVA purchased $3 million of Units to backstop a proposed private placement of Units to certain eligible stockholders of the Company (the “Financing”). HCP-FVA subscribed for the full $3 million of Units (at the Company’s election) in the Commitment by payment of $2.5 million in cash and the conversion of the $500,000 short term loan In connection therewith, the Company issued HCP-FVA additional Backstop Warrants to purchase 415,774 shares of Common Stock and Financing Warrants to purchase 3,669,900 shares of Common Stock.

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In the Financing, the Company agreed to offer the Company stockholders as of November 17, 2017 who were accredited investors the opportunity to purchase up to a total of 40 million Units (inclusive of subscriptions by HCP-FVA). Each Unit had a purchase price of $0.371063 and consisted of the following (each, a “Unit”):

(i)	$0.10 in senior secured debt (for a total of $4 million of senior secured debt assuming full subscription of the Financing), secured by all of the assets of the Company and guaranteed by each of the Company’s domestic subsidiaries, having an interest rate of prime plus 0.75% and a maturity date of June 30, 2021 (the “Term Loan”);
(ii)	warrants to purchase 0.12233 shares of the Company’s Common Stock for a nominal exercise price (for a total of 4.8932 million shares assuming full subscription of the Financing) (the “Financing Warrants”); and
(iii)	0.0225 shares of Series A Preferred Stock at a per Unit price of $0.271063 (subject to increase to take into account accretion of the Series A Preferred Stock after December 31, 2020), all such shares to be acquired directly from their current holder, HCP-FVA.

On October 9, 2018, the Company closed on the final tranche of its previously-announced Financing of Units to certain eligible stockholders of the Company. As a result, the Company received an additional $1,000,000 of gross proceeds from new investors (the “New Investors”) which is in addition to the $3,000,000 of gross proceeds previously received from HCP-FVA through the subscription of 30,000,000 Units pursuant to the Commitment on February 23, 2018.

In addition to providing the Company with $1,000,000 of gross proceeds, the New Investors purchased $520,000 of the Term Loan held by HCP-FVA and 342,000 of the 900,000 shares of Series A Preferred Stock held by HCP-FVA. Financing Warrants to purchase 636,109 shares of Common Stock held by HCP-FVA were also cancelled. Accordingly, the New Investors held Financing Warrants to purchase 1,859,420 shares of Common Stock and HCP-FVA held Financing Warrants to purchase 3,033,791 shares of Common Stock. The transfer of securities by HCP-FVA to New Investors was subject to certain transfer limitations to ensure the preservation of the Company’s net operating loss carry forward.

In December 2018, outstanding Financing Warrants to purchase 489,321,074 of the Company’s Common Stock were exercised resulting in the issuance of 489,321,074 shares of Common Stock (the “Warrant Exercise”). In connection with the Warrant Exercise, the Company received proceeds of approximately $489,321 which was used to reduce the outstanding principal due on the Amended and Restated Loan Agreement. Such amounts repaid included $303,379.07 to HCP-FVA, $122,214.13 to ESW Capital LLC, $54,264.08 to Nantahala and $763.92 to Mr. Kelly.

On May 21, 2019, HCP-FVA exercised its warrant to purchase 1,543,630 shares of Common Stock on a cashless exercise basis and was issued 1,518,107 shares of Common Stock.

22

On December 27, 2019, the Company entered into Amendment No. 1 to Amended and Restated Term Loan Credit Agreement, by and among the Company, certain of the Company’s affiliates in their capacities as guarantors, HCP-FVA as administrative agent for the lenders party thereto (the “Lenders”), ESW, as co-agent, and the Lenders, to provide for, among other things, a new $2,500,000 term loan facility to the Company (the “2019 Term Loan”). The amendment also provides for certain financial covenants. On December 27, 2019, the Company drew down $1,000,000 of the 2019 Term Loan and the Company has paid a fixed amount of interest on such advance equal to 15% of the principal amount advanced. On September 27, 2020, the Company paid the 2019 Term Loan in full.

In connection with the initial advance of the 2019 Term Loan, HCP-FVA funded $620,000, ESW funded $378,439 and Michael Kelly funded $1,561. ESW is a greater than 5% stockholder of the Company and Mr. Kelly is a director of the Company.

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PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF DESIGNATIONS

General

Our Board has [unanimously] approved, and is seeking stockholder approval of, the Certificate of Designations Amendment, which reflects an amendment to the existing Certificate of Designations to extend the date after which each holder of Series A Preferred Stock has the right to require the Company to redeem all or any portion of its outstanding shares of Series A Preferred Stock from July 30, 2021 to July 30, 2023 (the “Series A Redemption Extension”). The form of the Certificate of Designations Amendment is attached to this proxy statement as Appendix A. The Board has unanimously determined that the Series A Redemption Extension is advisable and in the best interests of the Company and our stockholders, and recommends that our stockholders approve the Certificate of Designations Amendment. In accordance with the Delaware General Corporation Law, we are hereby seeking approval of the Certificate of Designations Amendment by our stockholders.

Other than as described herein, the Certificate of Designations Amendment is not intended to modify the rights of existing holders of Series A Preferred Stock in any material respect. As of April 30, 2021, there were 900,000 shares of Series A Preferred Stock outstanding.

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the Certificate of Designations Amendment, and we will not independently provide stockholders with any such rights.

Reasons for the Series A Redemption Extension and the Potential Effects

The holders of Series A Preferred Stock currently have the right to request a redemption of the Series A Preferred Stock. Therefore, the Series A Redemption Extension will defer that redemption right and thereby remove for an extended period a significant risk to the Company’s ongoing ability to meet its operating cash needs and continue as a going concern. We believe that the removal of such risk would also provide the Company with greater flexibility to act with respect to offerings of the Company’s securities in circumstances which the Board believes would advance the interests of the Company and its shareholders, including, without limitation, opportunities to engage in public offerings or private placements of the Company’s Common Stock.

Effectiveness of the Certificate of Designations Amendment

If the Certificate of Designations Amendment is approved by our stockholders, it will become effective upon its filing with the Secretary of State of the State of Delaware, which filing is expected to occur promptly after stockholder approval of this proposal. The text of Appendix A remains subject to modification to include such changes as may be required by the Secretary of State of the State of Delaware and as the Board deems necessary or advisable to implement the Series A Redemption Extension.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE CERTIFICATE OF DESIGNATIONS AMENDMENT.

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PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO THE

2018 PLAN

General

The Board has approved an amendment to the 2018 Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 1,471,997 to 1,692,797 shares, and directed that the 2018 Plan Amendment be submitted to the stockholders for approval. The proposed 2018 Plan Amendment is attached hereto as Appendix B.

The 2018 Plan Amendment is intended to provide continued aid to the Company and its affiliates in recruiting and retaining key employees, directors or consultants (the “Participants”) of outstanding ability and to motivate such employees, directors or consultants to exert their best efforts on behalf of the Company and its affiliates by providing incentives through the granting of Awards (as defined below). If the 2018 Plan Amendment is approved by the stockholders, all of the additional shares will be available for grant with such restrictions as determined by the Compensation Committee to the employees and directors of, and consultants providing services to, the Company or its affiliates. If the stockholders do not approve the 2018 Plan Amendment, no shares will be added to the number of shares currently available for issuance under the 2018 Plan. The Board has unanimously determined that the 2018 Plan Amendment is advisable and in the best interests of the Company and our stockholders, and recommends that our stockholders approve the 2018 Plan Amendment.

Description of the 2018 Plan

The 2018 Plan was approved by the Board in May 2018 and provides for the grant of up to 1,471,997 shares of Common Stock pursuant to nonqualified stock options, which we refer to as “NSOs”, or, subject to the consent of Hale Capital and its affiliates, which we collectively refer to in this section as “Hale”, other stock-based awards for employees, directors or consultants (collectively, “Awards”).

The 2018 Plan has a term of ten years, but the 2018 Plan will continue in effect thereafter if and for so long as previously granted Awards remain outstanding.

Administration of the 2018 Plan

The 2018 Plan is administered by the Compensation Committee of the Board, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code (the “Committee”).

The Committee has the power and authority to make grants of Awards to eligible persons under the 2018 Plan, including the selection of such recipients, the determination of the size of the grant, and the determination of the terms and conditions, not inconsistent with the terms of the 2018 Plan.

The Committee also has the authority, in its discretion, to prescribe, amend and rescind the administrative rules, guidelines and practices governing the 2018 Plan as it shall from time to time deem advisable. The Committee may construe and interpret the terms of the 2018 Plan and any Awards issued under the 2018 Plan and any agreements relating thereto and otherwise supervise the administration of the 2018 Plan. In addition, the Committee may modify or amend Awards granted under the 2018 Plan. All decisions made by the Committee pursuant to the provisions of the 2018 Plan are final and binding on all persons, including the Company and all Participants.

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Eligibility

Employees and directors of, and consultants providing services to, the Company or its affiliates are eligible to receive Awards as Participants under the 2018 Plan. The Committee selects from among the eligible Participants under the 2018 Plan, from time to time in its sole discretion, to grant Awards, and the Committee determines the number of shares covered by each grant, consistent with the terms of the 2018 Plan.

Nonqualified Stock Options

NSOs may be granted to Participants alone or in addition to other stock-based Awards, consistent with the terms of the 2018 Plan.

The option price of any options granted under the 2018 Plan is determined by the Committee, subject to the consent of Hale, and set forth in the applicable Award Agreement. The vesting terms of any grant of an Award is performance based and determined by the Committee, subject to the consent of Hale, based on various factors, including (i) the return of capital to the holders of the Series A Preferred Stock and the Common Stock in the event of a Change of Control (as defined in the 2018 Plan), (ii) the repayment of the Company’s obligations under its senior secured debt, and (iii) the Company’s free cash flow.

Once vested, NSOs are exercisable in whole or in part at any time during the option period by giving written notice to the Company and paying the option price (i) in cash or its equivalent; (ii) through delivery of shares of Common Stock having a fair market value equal to the purchase price and satisfying such other requirements as may be imposed by the Company; provided that such shares have been held by the optionee for no less than six months (or such other period as established by the Company or generally acceptable accounting principles); (iii) any combination of (i) and (ii); or (iv) such other method approved by the Committee.  To the extent that the exercise price of an NSO is less than the fair market value of the underlying Common Stock at the date of the grant, then the exercisability of such NSO shall comply with Section 409A of the Internal Revenue Code or fall within an exception under such section.

Other Stock-Based Awards

Subject to the consent of Hale, the Committee may grant other stock-based Awards, which may be granted alone or in addition to NSOs.  The Committee, subject to the consent of Hale, will determine the number of shares of Common Stock to award under stock-based Awards, whether such awards will be settled in cash, shares of Common Stock or a combination thereof and all other terms and conditions of stock-based Awards.  Stock-based Awards vest in the same manner as NSOs.

Transferability

Unless otherwise determined by the Committee, Awards are not transferable or assignable other than by will or by the laws of descent and distribution; provided that any transferees are subject to the terms and conditions of the Award.

Effect of Certain Corporate Transactions

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In the event of any change in the outstanding shares of Common Stock by reason of any Common Stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, or transaction or exchange of shares of Common Stock or other corporate exchange, or any distribution to the holders of Common Stock (other than regular cash dividends) or any transaction similar to the foregoing, the Committee, without liability to any person, shall make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the 2018 Plan or pursuant to outstanding Awards, (ii) the option price and/or (iii) any other affected terms of such Awards.

In the event of a Change of Control, the Committee may, with the consent of Hale, provide for (i) the termination of any Award upon the consummation of the Change of Control, but only if such Award has vested and been paid out or the Participant has been permitted to exercise the Award in full for a period of not less than 10 days prior to the Change of Control, (ii) acceleration of all or any portion of an Award, (iii) the payment of any amount (in cash or, in the discretion of the Committee, in the form of consideration paid to stockholders of the Company in connection with such Change of Control) in exchange for the cancellation of such Award which, in the case of NSOs, may equal the excess, if any, of the fair market value of the shares of Common Stock subject to such NSO over the option price of such NSO, and/or (iv) issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Award previously granted under the 2018 Plan.

Additionally, the terms of the 2018 Plan provide that to the extent that the total number of shares that may be issued under the plan have not been issued immediately prior to a Change of Control transaction, the Committee shall grant such unissued shares in the form of Awards under the 2018 Plan immediately prior to such Change of Control transaction, subject to vesting provisions set forth in the 2018 Plan and other terms and conditions of the Awards determined by the Committee.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2018 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Nonqualified Stock Options.  A Participant will generally recognize no taxable income as the result of receiving a NSO. Upon exercise of a NSO, an individual normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the Participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the option is exercised. Upon the sale of stock acquired by the exercise of a NSO, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a NSO or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the Participant as a result of the exercise of a NSO, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

Stock Appreciation Rights.  In general, no taxable income is reportable when a stock appreciation right is granted to a Participant. Upon exercise, the Participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares of our Common Stock received. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

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Restricted Stock.  If a Participant is awarded or purchases restricted shares, he or she normally does not have ordinary income equal to the excess of the fair market value of the shares at the time over the purchase price, if any.

The Participant may make an election under Section 83(b) of the Internal Revenue Code to be taxed on restricted stock at the time it is acquired rather than later, when the substantial risk of forfeiture lapses. The so-called “83(b) election” must be made not later than 30 days after the transfer of the shares to the Participant and must satisfy certain other requirements. If the Participant makes an effective 83(b) election, he or she will realize ordinary income equal to the fair market value of the shares as of the time of acquisition, less any price paid for the shares. Fair market value for this purpose is to be determined without regard to the forfeiture restrictions. If he or she makes an effective 83(b) election, no additional income will result by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the 2018 Plan, the holding period in the shares begins when the Participant realizes taxable income with respect to the transfer. The tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if the Participant makes an effective 83(b) election in connection with an Award or purchase of stock subject to a substantial risk of forfeiture and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what he or she paid for the shares (if anything) over the amount (if any) reimbursed in connection with the forfeiture.

Stock Units.  An Award of stock units does not itself result in taxable income. When the Participant actually acquires the shares of stock, unless the shares are restricted, he or she will have ordinary income equal to the value of the shares at that time. If the shares delivered are restricted for tax purposes, the Participant will instead be subject at that time to the rules described above for restricted stock.

Aggregate Past Grants Under the 2018 Plan

As of the Record Date, 1,442,828 shares of our Common Stock have been granted and remain outstanding, and 31,368 shares of our Common Stock are available to be granted under the 2018 Plan.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2018 PLAN AMENDMENT.

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PROPOSAL NO. 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public.

The Company has designed its executive compensation programs to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. We believe that our compensation programs are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders. See the discussion of the compensation of our executive officers in the section entitled “Executive Compensation” beginning on page [21].

We are asking our stockholders to indicate their support for our Named Executive Officer compensation disclosed in the executive compensation tables and narrative discussion of this proxy statement. The Say-on-Pay vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and related philosophy, policies and practices.

Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve the compensation of the Company's Named Executive Officers, as described in the executive compensation tables and accompanying narrative discussion in the Proxy Statement.”

This Say-on-Pay vote is advisory, and therefore is not binding on the Company, the Compensation Committee or the Board of Directors. However, the Compensation Committee and the Board value the opinions of our stockholders and will consider the outcome of the Say-on-Pay vote when making future compensation decisions.

Recommendation of the Board of Directors

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE EXECUTIVE COMPENSATION PROGRAM FOR THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE EXECUTIVE COMPENSATION TABLES AND NARRATIVE DISCUSSION OF THIS PROXY STATEMENT.

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PROPOSAL NO. 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The accounting firm of Marcum LLP (“Marcum”) has been selected as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2021. Although the selection of accountants does not require ratification, the Audit Committee of the Board has directed that the appointment of Marcum be submitted to stockholders for ratification due to the significance of their appointment by the Company. If stockholders do not ratify the appointment of Marcum, the Audit Committee will consider the appointment of another independent registered public accounting firm. A representative of Marcum is expected to be present at the Annual Meeting and, if he so desires, will have the opportunity to make a statement, and in any event will be available to respond to appropriate questions.

Principal Accountant Fees and Services

Fees for services rendered by Marcum for the years 2020 and 2019 are as follows:

Audit Fees: Fees billed for professional services rendered by Marcum for the audit of the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2020 and 2019 and the reviews of the interim condensed consolidated financial statements included in the Company’s Form 10-Qs during such fiscal years. These fees also include (i) statutory audits of certain Company subsidiaries, (ii) audit of internal control over financial reporting, required under Section 404 of the Act, and (iii) consent fees.

Audit Related Fees: None.

Tax Fees: Fees billed for tax-related services for certain Company subsidiaries rendered by Marcum in 2020 and 2019 to the Company.

All Other Fees: Fees billed for professional services rendered by Marcum related to certain proxy disclosure calculations for 2020 and 2019.

The approximate fees for each category were as follows:

	Years Ended December 31,
Description	2020	2019
Audit Fees	$127,720	$169,917
Audit Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—

The Audit Committee has considered whether the provision by Marcum of the services covered by the fees other than the audit fees was compatible with maintaining Marcum’s independence and believes that it was compatible.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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Audit Committee Pre-Approval Procedures. The Audit Committee has adopted the following guidelines regarding the engagement of the Company’s independent registered public accounting firm to perform services for the Company:

For audit services (including statutory audit engagements as required under local country laws), the independent registered public accounting firm will provide the Audit Committee with an engagement letter during the first quarter of each year outlining the scope of the audit services proposed to be performed during the fiscal year. If agreed to by the Audit Committee, this engagement letter will be formally accepted by the Audit Committee at a meeting of the Audit Committee.

The independent registered public accounting firm will submit to the Audit Committee for approval an audit services fee proposal after acceptance of the engagement letter.

For non-audit services, Company management will submit to the Audit Committee for approval (during the second quarter of each fiscal year) the list of non-audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. Company management and the independent registered public accounting firm will each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year will be provided. The Audit Committee will approve both the list of permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent registered public accounting firm pursuant to this pre-approval process.

To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Chair the authority to amend or modify the list of approved permissible non-audit services and fees. The Chair will report action taken to the Audit Committee at the next Audit Committee meeting.

The independent registered public accounting firm must ensure that all audit and non-audit services provided to the Company have been approved by the Audit Committee. The Company Controller will be responsible for tracking all independent registered public accounting firm fees against the budget for such services and report at least annually to the Audit Committee.

Audit Committee Report

The Board of Directors appoints an Audit Committee each year to review the Company’s financial matters. Please see the Audit Committee discussion in the “Board of Directors” section, above, for a discussion of the Audit Committee.

The Audit Committee met with Marcum LLP (the Company’s independent registered public accounting firm) and reviewed the scope of their audit, report and recommendations. The Audit Committee members reviewed and discussed the audited consolidated financial statements as of and for the fiscal year ended December 31, 2020 with management. The Audit Committee also discussed all matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees, as currently in effect, with Marcum LLP. The Audit Committee received the written disclosures and the letter from Marcum LLP as required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees, as currently in effect, and has discussed the independence of Marcum LLP with representatives of such firm.

Based on their review and the discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, to be filed with the SEC.

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Audit Committee

Michael Kelly (Chair)

Barry A. Rudolph

William D. Miller

SOLICITATION STATEMENT

The Company will bear all expenses in connection with the solicitation of proxies. In addition to the use of the mail, solicitations may be made by the Company’s regular employees, by telephone, telegraph or personal contact, without additional compensation. The Company will, upon their request, reimburse brokerage houses and persons holding shares of Common Stock in the names of the Company’s nominees for their reasonable expenses in sending solicited material to their principals.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the proxy materials to be distributed in connection with the next annual meeting of stockholders of the Company, stockholder proposals for such meeting must be submitted to the Company no later than January [●], 2022.

On May 21, 1998 the SEC adopted an amendment to Rule 14a-4, as promulgated under the Exchange Act. The amendment to Rule 14a-4(c)(1) governs the Company’s use of its discretionary proxy voting authority with respect to a stockholder proposal, which is not addressed in the Company’s proxy statement. The amendment provides that if the Company does not receive notice of the proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement ([●], 2022), then the Company will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.

OTHER MATTERS

So far as now known, there is no business other than that described above to be presented for action by the stockholders at the Annual Meeting, but it is intended that the proxies will be voted upon any other matters and proposals that may legally come before the Annual Meeting or any adjournment thereof, in accordance with the discretion of the persons named therein.

ANNUAL REPORT

The Company has sent, or is concurrently sending, to all of its stockholders of record as of April 30, 2021 information on how those stockholders may access a copy of the Company’s Annual Report for the fiscal year ended December 31, 2020. Such report contains the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2020 and shall be deemed incorporated by reference into this proxy statement.

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By Order of the Board of Directors,

/s/ Brad Wolfe

Dated: Austin, TX	Brad Wolfe
[●], 2021	Chief Financial Officer

The Company will furnish a free copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (without exhibits) to all of its stockholders of record as of April 30, 2021 who will make a written request to Mr. Wolfe, Chief Financial Officer, FalconStor Software, Inc., 701 Brazos Street, Suite 400, Austin, TX 78701.

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APPENDIX A

AMENDMENT NO. 1 TO THE

AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK OF

FALCONSTOR SOFTWARE, INC.

____________________________________

This Amendment No. 1 to the Amended and Restated Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of FalconStor Software, Inc. (this “Amendment”) is made by FalconStor Software, Inc. (the “Company”) as of [●], 2021. Capitalized terms used but not defined herein have the meaning set forth in the Amended and Restated Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of FalconStor Software, Inc. (the “Certificate of Designations”).

WHEREAS, the Company duly adopted the Certificate of Designations on June 22, 2018;

WHEREAS, the Board of Directors of the Company (the “Board”) desires to amend the Certificate of Designations to extend the commencement of the mandatory redemption right set forth in Section 8(a) of the Certificate of Designations from July 30, 2021 to July 30, 2023;

WHEREAS, Section 16(b) of the Certificate of Designations states that no provision of the Certificate of Designations may be amended, except in a written instrument signed by the Company and the Majority Holders;

NOW THEREFORE, subject to approval of the Company’s shareholders and effective as of the date hereof, the Certificate of Designations is hereby amended as follows:

1.                  Amendment to the Certificate of Designations.

(a)                The first sentence of Section 8(a) of the Certificate of Designations is hereby amended and restated to read in its entirety as follows:

      Subject to Section 10(d) hereof, each Holder shall have the right to require the Corporation to redeem all or any portion of its outstanding shares of Series A Preferred Stock at any time, and from time to time, after July 30, 2023, by delivering written notice (the “Optional Redemption Notice”) thereof to the Corporation, which shall specify (i) the number of shares of Series A Preferred Stock to be redeemed and (ii) the date on which the Holder’s optional redemption shall occur, which date shall be not less than thirty (30) Business Days from the date the Corporation receives the Optional Redemption Notice (such date hereinafter referred to as the “Optional Redemption Date”).

2.                  Miscellaneous Provisions.

(a)                Effect of Amendment. Except as otherwise expressly provided for herein, the Certificate of Designations shall remain unchanged and shall continue in full force and effect. From and after the date hereof, any references to the Certificate of Designations shall be deemed to be references to the Certificate of Designations as amended by this Amendment.

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(b)               Governing Law. This Amendment shall be interpreted and enforced in accordance with, and its validity and performance shall be governed by, the laws of the State of Delaware without regard to its laws regarding conflicts of laws.

(c)                Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. The existence of this Amendment may be established by the introduction into evidence of counterparts that are separately signed, provided they are otherwise identical in all material respects.

[Signature Page Below]

35

IN WITNESS WHEREOF, the undersigned have executed this Amendment as evidence of the adoption by the Board on the date set forth above.

FalconStor Software, Inc.

By:
	Name:	Brad Wolfe
	Title:	EVP and Chief Financial Officer

ACKNOWLEDGED AND AGREED:

Hale Fund Management, LLC

By:
	Name:	Martin Hale, Jr.
	Title:	Chief Executive Officer

Hale Capital Management, LP

By:
	Name:	Martin Hale, Jr.
	Title:	Chief Executive Officer

Hale Capital Partners, LP

By:
	Name:	Martin Hale, Jr.
	Title:	Chief Executive Officer

HCP-FVA, LLC

By:
	Name:	Martin Hale, Jr.
	Title:	Chief Executive Officer

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APPENDIX B

AMENDMENT NO. 1 TO THE

FALCONSTOR SOFTWARE, INC. 2018 INCENTIVE STOCK PLAN

____________________________________

This Amendment No. 1 to the FalconStor Software, Inc. 2018 Incentive Stock Plan (this “Amendment”) is made by FalconStor Software, Inc. (the “Company”) as of [●], 2021. Capitalized terms used but not defined herein have the meaning set forth in the FalconStor Software, Inc. 2018 Incentive Stock Plan (the “Plan”).

WHEREAS¸ the Board of Directors of FalconStor Software, Inc. (the “Board”) heretofore established the Plan in May 2018;

WHEREAS, the Board desires to amend the Plan to increase the number of shares of Common Stock of the Company available for grants of Awards thereunder from 1,471,997 to 1,692,797 (not counting shares of Common Stock that have previously been issued pursuant to the Plan or that are the subject of outstanding Awards under the Plan); and

WHEREAS, Section 13 of the Plan permits the Board to amend the Plan, with the consent of Hale, and to change the maximum number of Shares for which Awards may be granted to any Participant, with the approval of the shareholders of the Company;

NOW THEREFORE, subject to approval of the Company’s shareholders and effective as of the date hereof, the Plan is hereby amended as follows:

3.                  Amendment to the Plan.

(a)                The first sentence of Section 4(a) of the Plan is hereby amended and restated to read in its entirety as follows:

      The total number of Shares which may be issued under the Plan is 1,692,797.

4.                  Miscellaneous Provisions.

(a)                Effect of Amendment. Except as otherwise expressly provided for herein, the Plan shall remain unchanged and shall continue in full force and effect. From and after the date hereof, any references to the Plan shall be deemed to be references to the Plan as amended by this Amendment.

(b)               Governing Law. This Amendment shall be interpreted and enforced in accordance with, and its validity and performance shall be governed by, the laws of the State of Delaware without regard to its laws regarding conflicts of laws.

(c)                Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. The existence of this Amendment may be established by the introduction into evidence of counterparts that are separately signed, provided they are otherwise identical in all material respects.

[Signature Page Below]

37

IN WITNESS WHEREOF, the undersigned have executed this Amendment as evidence of the adoption by the Board on the date set forth above.

FalconStor Software, Inc.

By:
	Name:	Brad Wolfe
	Title:	EVP and Chief Financial Officer

ACKNOWLEDGED AND AGREED:

Hale Fund Management, LLC

By:
	Name:	Martin Hale, Jr.
	Title:	Chief Executive Officer

Hale Capital Management, LP

By:
	Name:	Martin Hale, Jr.
	Title:	Chief Executive Officer

Hale Capital Partners, LP

By:
	Name:	Martin Hale, Jr.
	Title:	Chief Executive Officer

HCP-FVA, LLC

By:
	Name:	Martin Hale, Jr.
	Title:	Chief Executive Officer

38

FALCONSTOR SOFTWARE, INC.

ANNUAL MEETING OF STOCKHOLDERS – JUNE 8, 2021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of FalconStor Software, Inc., a Delaware corporation (the “Company”), hereby appoints Todd Brooks and Brad Wolfe, each with full power of substitution, as proxies, to vote all capital stock of the Company that the stockholder would be entitled to vote on all matters that may properly come before the Company’s 2021 Annual Meeting of the Stockholders (the “Annual Meeting”) to be held on June 8, 2021, at 10:00 a.m., local time, at the offices of the Company located at 701 Brazos Street, Suite 400, Austin, Texas 78701, and any adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned for the Annual Meeting.

This proxy when properly executed and returned will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the recommendations of the Company’s Board of Directors. The proxies are also authorized to vote upon such other matters as may properly come before the Annual Meeting in accordance with their discretion.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE:   ☒

The Board recommends a vote FOR the election of all of the listed nominees and FOR Proposals 2, 3, 4 and 5.

1.	Election of nominees named below to the Board of Directors of the Company.

☐ FOR ALL NOMINEES.

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES.

☐ FOR ALL EXCEPT

(See instructions below)

Nominees:	O	Barry A. Rudolph
	O	William D. Miller

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ⬤
2.	To approve an amendment to the Company’s Amended and Restated Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock to extend the deadline for redemption.
FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	To approve an amendment to the FalconStor Software, Inc. 2018 Incentive Stock Plan to increase the number of shares of the Company’s common stock, par value $0.001 per share, available for issuance from 1,471,997 to 1,692,797 shares.

FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers.

FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for fiscal 2021.

FOR ☐	AGAINST ☐	ABSTAIN ☐

This proxy may be revoked prior to the time it is voted by delivering to the Corporate Secretary of the Company either a written revocation or a proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

See reverse side for additional instructions

PLEASE ACT PROMPTLY

PLEASE SIGN AND DATE THIS PROXY CARD
AND RETURN IT IN THE ENCLOSED ENVELOPE TODAY

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

DATE: ___________________
(Signature of Stockholder)

DATE: ___________________
(Signature of Stockholder)

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.